                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Atlantic Richfield Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF ATLANTIC RICHFIELD COMPANY]

    Atlantic Richfield Company

    Notice of 1999
    Annual Meeting
    of Stockholders
    and Proxy Statement

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                                     Monday, May 3, 1999
                                     11:00 A.M.
                                     ARCO Center
                                     The Auditorium, Concourse Level
                                     333 South Hope Street
                                     Los Angeles, California

                                                       LETTER TO STOCKHOLDERS

[LOGO OF ATLANTIC RICHFIELD COMPANY]

Atlantic Richfield Company
333 South Hope Street
Los Angeles, California 90071

March 26, 1999

Dear ARCO Stockholder:

You are cordially invited to join us at the 1999 Annual Meeting of Stockholders in Los Angeles, California on May 3.

Enclosed with this Proxy Statement are your voting instructions and the 1998 Annual Report. I would like to take this opportunity to remind you that your vote is important.

This year the Annual Meeting will be held in the auditorium at ARCO's new headquarters building in Los Angeles. Because space is limited, attendance will be limited.

Whether or not you plan to attend the Annual Meeting in person, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. A description of alternative voting procedures can be found on page 3.

For up to date information about ARCO, we encourage you to visit our site on the Worldwide Web at www.arco.com.


Sincerely,

/s/ Mike R. Bowlin

Chairman of the Board and
Chief Executive Officer

                                                            NOTICE OF MEETING

[LOGO OF ATLANTIC RICHFIELD COMPANY]

                           Atlantic Richfield Company

                    Notice of Annual Meeting of Stockholders

Date:  May 3, 1999                             MATTERS TO BE VOTED UPON:
Time:  11:00 a.m.                               1. Election of ten directors
Place: ARCO Center                              2. Ratification of the
       The Auditorium, Concourse Level              appointment of
       333 South Hope Street                        PricewaterhouseCoopers LLP
       Los Angeles, CA 90071                    3. Stockholders' proposal to
                                                    abandon drilling in ANWR
Record Date: March 8, 1999


 IF YOU PLAN TO ATTEND:
 Please note that space limitations make it necessary to limit attendance to stockholders, and guests if space permits. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 10:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of March 8, 1999. Parking is available in the building. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

It will be helpful to us if you will read the Proxy Statement and the voting instructions on the proxy card, and then vote (1) by filling out, signing and dating the proxy card and returning it by mail, or (2) by calling the 800 number listed on the proxy card, or (3) via the internet.

/s/ Bruce G. Whitmore

BRUCE G. WHITMORE                                     Los Angeles, California
Senior Vice President,                                March 26, 1999
General Counsel and
Corporate Secretary

 TABLE OF CONTENTS

                                                                            Page
                                                                            No.
--------------------------------------------------------------------------- ----
PROPOSALS TO BE VOTED ON...................................................   1

PROXY STATEMENT............................................................   2

QUESTIONS AND ANSWERS......................................................   3

BOARD OF DIRECTORS.........................................................   6
 Election of Directors (Item 1 on Proxy Card)..............................   6
 Committees of the Board During 1998.......................................  10
 Board Compensation........................................................  12

STOCK OWNERSHIP............................................................  13
 Stock Owned by Directors and Executive Officers ..........................  13
 Compliance with Section 16(a) of the Securities Exchange Act of 1934......  14
 Voting Stock Owned by "Beneficial Owner"..................................  14

EXECUTIVE COMPENSATION.....................................................  15
 Summary Compensation Table................................................  15
 Committee Report on Executive Compensation................................  19
 Option Grants for 1998 ...................................................  23
 Aggregated Option Exercises in 1998 and Year-End Option Values............  24
 1985 Executive Long-Term Incentive Plan Contingent Awards for 1998........  25
 Estimated Retirement Benefits.............................................  25
 Change of Control Arrangements ...........................................  26
 Five-Year Performance Graph ..............................................  27

INDEPENDENT AUDITORS.......................................................  28
 Proposal to Approve the Appointment of PricewaterhouseCoopers
  (Item 2 on Proxy Card)...................................................  28

STOCKHOLDERS' PROPOSAL.....................................................  29
 Abandonment of ANWR Drilling Plans (Item 3 on Proxy Card).................  29

OTHER INFORMATION..........................................................  32
 Stockholder Proposals and Nominations for 2000 Annual Meeting.............  32
 Additional Information Available..........................................  32

                                                     PROPOSALS TO BE VOTED ON

1.  Election of Directors
    Item 1 on proxy card

Nominees for re-election are the ten members currently serving on the board. Each nominee has consented to serve for a one-year term. You can find the biographies of each nominee beginning on page 7.

The Board recommends a vote FOR each of the nominees.

2.  Approval of the appointment of PricewaterhouseCoopers LLP
    Item 2 on proxy card

PricewaterhouseCoopers LLP, formerly known as Coopers & Lybrand L.L.P., have been appointed to serve as the company's independent auditors for 1999.

The Board recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP.

3.  Stockholders' proposal for abandonment of ANWR drilling plans
    Item 3 on proxy card

The proposal is described on page 29.

The Board recommends a vote AGAINST this stockholders' proposal.

4.  Other Business

The Board knows of no other business to be presented at the meeting. If any other matters are properly presented for consideration at the meeting, the proxies designated on the proxy card, Allan Comstock, Terry Dallas and Bruce Whitmore, will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

 PROXY STATEMENT

Your Board of Directors is soliciting proxies for the 1999 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 8, 1999 as the record date for the meeting. Stockholders who owned Preference Stocks and common stock of record on that date are entitled to vote at and attend the meeting. Holders of common stock are entitled to one vote per share. Holders of the $3.00 Preference Stock are entitled to 16 votes per share. Holders of the $2.80 Preference Stock are entitled to 4 votes per share. Fractional shares, such as those held in the benefit plans and in the dividend reinvestment plans, may not be voted. All shares of common and Preference Stocks vote together as one class.

Voting materials, which include the Proxy Statement, proxy card and 1998 Annual Report, are being mailed to stockholders beginning March 26, 1999.

                                                        QUESTIONS AND ANSWERS

Q: Why am I receiving this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of stock in ARCO. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you cast your vote using the proxy card, you also appoint Allan Comstock, Terry Dallas and Bruce Whitmore as your representatives, or proxies, at the meeting. They will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to cast your vote in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Comstock, Dallas and Whitmore will vote your shares, under your proxy, in accordance with their best judgment.

Q: What am I voting on?

A: Three proposals. Item numbers refer to item numbers on proxy card.
 Item 1. Election of ten directors
 Item 2. Ratification of appointment of PricewaterhouseCoopers as independent auditors of the company
 Item 3. Abandonment of ANWR drilling plans

Q: Who can vote?

A: All stockholders of record at the close of business on March 8, 1999 are entitled to vote together as one class. All shares of common and Preference Stocks vote together as one class.

Q: Who can attend the meeting?

A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. You will be admitted on a first-come, first served basis. If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting. You may be asked to present valid picture identification.

Q: How do I vote?

A: You may choose one of three ways to cast your vote:

 1. By mail: Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope.

 2. By telephone: Call 1-800-652-8683 toll free from the US and Canada.

 3. Via the internet: Access the Worldwide Web site at www.vote-by-net.com.

Voting by telephone and via the internet is available 24 hours a day, 7 days a week.

You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: What happens if I do not indicate my preference for one of the items?

A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, that vote will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect. If you leave Item 2 blank, the proxies will vote FOR ratification of the

 QUESTIONS AND ANSWERS

appointment of PricewaterhouseCoopers (Item 2). If you do not mark a preference regarding the stockholders' proposal, the proxies will vote AGAINST adoption of this proposal (Item 3).

Q: What if I vote and then change my mind?

A: You can revoke your proxy by writing to us, by voting again via mail, telephone or the internet, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

Q: How many votes do you need to hold the meeting?

A: Shares are counted as present at the meeting if the stockholder either:

 . is present and votes in person at the meeting, or

 . has properly voted by mail, telephone or internet.

A majority of the company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

As of the record date, March 8, 1999, the company had 50,462 shares of $3.00 Preference Stock, 565,179 shares of $2.80 Preference Stock and 321,852,832 shares of common stock outstanding. The holders of the Preference Stocks have the right to cast a total of 3,068,108 votes, and the holders of common stock have the right to cast a total of 321,852,832 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly designated the proxies and indicated your voting preferences by mail, by telephone or via the internet, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them.

Q: Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are kept confidential except in certain circumstances where it is important to protect the interests of the company and its shareholders. Generally, only the employees of First Chicago Trust Company of New York, our transfer agent, processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.

Q: Who will count the votes?

A: Employees of First Chicago will tabulate the votes and act as the inspectors of the election.

Q: What does it mean if I get more than one proxy card?

A: It means you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better shareholder service. You may do this by contacting our transfer agent, First Chicago, at 1-800-756-8200.

Q: What happens if I do not vote at all?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including election of directors.

If you do not vote your proxy, your brokerage firm may either:

 . vote your shares on routine matters, or

 . leave your shares unvoted.

                                                        QUESTIONS AND ANSWERS

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

You may have granted to your stockbroker discretionary voting authority over your account. In that case, your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

If you are a participant in any of ARCO's dividend reinvestment plans or in ARCO's defined contribution employee benefit plans, the trustee, under certain circumstances, may vote your shares.

The trustee for each plan may vote shares you hold if the trustee does not receive voting instructions from you. Your unvoted shares will be voted in the same proportion as the shares voted by other participants in the applicable plan.

However, if you hold shares formerly held in the ARCO PAYSOP and now held in one of the employee savings plans of ARCO or Vastar, the trustee will not vote those shares of common stock in the absence of your voting instructions unless ARCO or Vastar, as applicable, instructs the trustee.

Q: Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the first quarter of 1999. We will file that report with the Securities and Exchange Commission. You can get a copy by contacting the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov or on our internet Web page at www.arco.com.

Q: How much did this proxy solicitation cost?

A: We have retained D. F. King & Co., Inc. to solicit proxies from shareholders at an estimated fee of $20,000, plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other employees of ARCO also may solicit proxies personally, by telephone and by mail. ARCO will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock and Preference Stocks.

Q: Whom can I call with any questions?

A: You may call First Chicago at 1-800-756-8200 or visit their website at www.fctc.com.

 BOARD OF DIRECTORS

This section gives biographical information about our directors and describes their membership on board committees, their attendance at meetings and their compensation.

                             ELECTION OF DIRECTORS

                              Item 1 on Proxy Card

The number of directors constituting the whole Board is currently ten. The Board of Directors has selected all ten of the members currently serving on the Board as nominees for election at the 1999 Annual Meeting of Stockholders. All of the nominees were recommended by the Corporate Governance Committee.

                                  Frank D. Boren
                                  Mike R. Bowlin
                                  John Gavin
                                  Kent Kresa
                                  Arnold G. Langbo
                                  David T. McLaughlin
                                  John B. Slaughter
                                  Gary L. Tooker
                                  Henry Wendt
                                  Gayle E. Wilson

Directors elected at the Annual Meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the ten nominees.

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board may either reduce the size of the Board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The information includes the age of each nominee as of the date of the meeting.

                                                           BOARD OF DIRECTORS

--------------------------------------------------------------------------------


                         FRANK D. BOREN, 64

                         Director of ARCO since 1990. President of Sustainable
[PHOTO APPEARS HERE]     Conservation since June 1992. President, The Nature
                         Conservancy (January 1987-January 1990), Partner,
                         McNeill Enterprises (real estate) (1980-1986 and
                         January 1990-Present) and Partner in the law firm of Paul, Hastings, Janofsky & Walker (1968-1980).

--------------------------------------------------------------------------------


                         MIKE R. BOWLIN, 56
                         Chairman of the Board and Chief Executive Officer of
                         ARCO

                         Director since 1992. Chairman of the Board since July
[PHOTO APPEARS HERE]     1995 and Chief Executive Officer since July 1994.
                         President (June 1993-January 1998), Executive Vice
                         President (June 1992-May 1993) and Senior Vice
                         President (July 1985-June 1992). Officer of ARCO since 1984. Director of Wells Fargo and Company.

--------------------------------------------------------------------------------


                         JOHN GAVIN, 68

                         Director of ARCO since 1989. Chairman of Gamma
                         Holdings (international capital and consulting) since
[PHOTO APPEARS HERE]     January 1990 and Partner/Managing Director of Hicks,
                         Muse, Tate & Furst Latin America since 1995. Former
                         United States Ambassador to Mexico. Director of Apex
                         Mortgage Capital, International Wire Holdings,
                         Krause's Furniture, Inc., Pinkerton's, Inc., and
                         Hotchkis & Wiley Funds, a Merrill-Lynch Company.

--------------------------------------------------------------------------------


                         KENT KRESA, 61

                         Director of ARCO since 1993. Chairman, President and
[PHOTO APPEARS HERE]     Chief Executive Officer of Northrop Grumman
                         Corporation (aerospace) since 1990. President and
                         Chief Operating Officer of Northrop Corporation
                         (1987-1990). Director of Avery Dennison Corporation.
--------------------------------------------------------------------------------

 BOARD OF DIRECTORS

--------------------------------------------------------------------------------


                         ARNOLD G. LANGBO, 62

                         Director of ARCO since 1998. Director of Kellogg
                         Company (cereal products) since 1990 and Chairman of
[PHOTO APPEARS HERE]     the Board and Chief Executive Officer since 1992,
                         President and Chief Operating Officer (1990-1992).
                         Director of Johnson & Johnson and Whirlpool
                         Corporation.

--------------------------------------------------------------------------------


                         DAVID T. McLAUGHLIN, 67

                         Director of ARCO since 1993. Chairman and Chief
                         Executive Officer of Orion Safety Products (formerly
                         Standard Fusee Corporation) since 1988, Retired
[PHOTO APPEARS HERE]     President and Chief Executive Officer of The Aspen
                         Institute (1988-1997). President Emeritus of Dartmouth College (1981-1987). Chairman of the
                         Board, CBS, Chairman of the Board, PartnerRe Ltd.,
                         Director of Atlas Air.

--------------------------------------------------------------------------------

                         JOHN B. SLAUGHTER, 64

                         Director of ARCO since 1989. President of Occidental
                         College since 1988. Chancellor, University of
[PHOTO APPEARS HERE]     Maryland (1982-1988). Director of Avery Dennison
                         Corporation, International Business Machines
                         Corporation, Northrop Grumman Corporation and
                         Solutia, Inc.

--------------------------------------------------------------------------------

                         GARY L. TOOKER, 59

                         Director of ARCO since January 1998. Chairman of the
                         Board of Motorola, Inc. (manufacturer of electronics
[PHOTO APPEARS HERE]     equipment) since 1997, Vice Chairman and Chief
                         Executive Officer (1993-1996) and President and Chief
                         Operating Officer (1990-1993). Director of Eaton
                         Corporation.
--------------------------------------------------------------------------------

                                                           BOARD OF DIRECTORS

--------------------------------------------------------------------------------

                         HENRY WENDT, 65

                         Director of ARCO since 1987. Chairman of Global
                         Health Care Partners of DLJ Merchant Banking
                         Partners, a Donaldson, Lufkin & Jenrette Company
[PHOTO APPEARS HERE]     (private equity investment) since January 1997.
                         Former Chairman of the Board of SmithKline Beecham,
                         PLC and its USA subsidiary SmithKline Beecham
                         Corporation (health care products) (1989-1994).
                         Director of Allergan, Inc. and West Marine Corp.

--------------------------------------------------------------------------------


                         GAYLE E. WILSON, 56

                         Director of ARCO since January 1999. Trustee of the
                         California Institute of Technology since 1995,
                         Trustee of the Center for Excellence in Education
[PHOTO APPEARS HERE]     since 1986 (Chairperson 1992-1994), Board member of
                         Children's Institute International since 1985,
                         Chairperson, Advisory Committee for California Court
                         Appointed Special Advocates since 1992, Board member
                         of the Center Theatre Group since 1998, and Board
                         member of Children's Hospital Los Angeles Foundation
                         since 1998.
--------------------------------------------------------------------------------

Required Vote

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board recommends a vote FOR the nominees listed above. Votes withheld for directors will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect.

The Board of Directors recommends that you vote FOR the nominees listed above. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.

 BOARD OF DIRECTORS


                            COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------------
 Name of Committee                                                  Number of Meetings
    and Members              Functions of Committee                       in 1998
--------------------------------------------------------------------------------------
 Executive

 Mike R. Bowlin (1)         . can act for the full Board when Board             1
 John Gavin                   is not in session
 Kent Kresa
 John B. Slaughter
 Henry Wendt
--------------------------------------------------------------------------------------
 Organization and
 Compensation

 Frank D. Boren            . determines compensation for named                  5
 John Gavin                  executive offices
 Kent Kresa                . sets annual and long-term
 Arnold G. Langbo            performance goals for named
 David T. McLaughlin         executive officers
 John B. Slaughter         . reviews and administers executive
 Gary L. Tooker              compensation and benefit plans (3)
 Henry Wendt (1)
 Gayle E. Wilson (2)
--------------------------------------------------------------------------------------
 Corporate Governance

 John Gavin (1)            . recommends candidates to fill Board                3
 Kent Kresa                  vacancies and nominees for annual
 Gary L. Tooker              meeting
 Henry Wendt               . recommends policies concerning
                             committee size and membership,
                             director compensation, director
                             share ownership guidelines, and
                             retirement and resignation policies
                           . evaluates Board performance and
                             effectiveness
                           . reviews corporate governance issues
                           . considers nominations made by
                             shareholders
--------------------------------------------------------------------------------------
 Audit

 Frank D. Boren            . confers with independent                           3
 Arnold G. Langbo            accountants and internal auditors
 David T. McLaughlin (1)     regarding scope of examinations
 John B. Slaughter         . reviews reports of independent
 Gayle E. Wilson (2)         accountants and internal auditors
                           . reviews recommendations about
                             internal controls
                           . recommends selection of independent
                             accountants to the Board
                           . oversees compliance with conflicts
                             of interest policy and with
                             federal, state and local laws and
                             regulations
--------------------------------------------------------------------------------------

                                                          BOARD OF DIRECTORS

--------------------------------------------------------------------------------
 Name of Committee                                            Number of Meetings
    and Members            Functions of Committee                   in 1998
--------------------------------------------------------------------------------
 Environment, Health and
 Public Policy (4)

 Frank D. Boren          . reviews environmental, health and     See note (4).
 John Gavin (1)            safety policies, procedures and
 John B. Slaughter         practices
 Gayle E. Wilson (2)     . monitors compliance with federal,
                           state and local environmental,
                           health and safety laws and
                           regulations
                         . reviews environmental, health and
                           safety goals and objectives
                         . reviews policies and strategies
                           involving political, governmental
                           and social issues
                         . reviews stockholder proposals
                           concerning social and political
                           issues
                         . reviews charitable and political
                           programs and contributions
                         . reviews employee diversity and
                           workplace issues and policies
                         . reviews policies and procedures to
                           promote business ethics
--------------------------------------------------------------------------------
 Finance (5)

 Kent Kresa (1)          . reviews financial structure and       See note (5).
 Arnold G. Langbo          policies
 David T. McLaughlin     . reviews policies and programs for
 Gary L. Tooker            management of financial risk,
 Henry Wendt               including insurance
                         . reviews and makes recommendations
                           regarding financial implications of
                           proposed mergers and substantial
                           acquisitions and divestitures
--------------------------------------------------------------------------------

(1) Chairperson
(2) Mrs. Wilson was elected to the Board and began service on these committees in 1999.
(3) The Compensation Subcommittee approves awards under the Executive Long-Term Incentive Plan.
(4) Beginning in January 1999, the Environment, Health and Safety Committee and the Public Policy Committee were consolidated to create the Environment, Health and Public Policy Committee. The old Environment, Health and Safety Committee met 3 times in 1998; the old Public Policy Committee met twice.
(5) The newly created Finance Committee met in January 1999. It reviewed, along with the Company's financial management, the Company's financial structure and policies.

Number of Board Meetings

The Board of Directors met eleven times during 1998. Each of ARCO's directors attended 87% or more of all Board and relevant Committee meetings during 1998.

 BOARD OF DIRECTORS

                               BOARD COMPENSATION
Directors' Fees

Directors' fees, paid only to directors who are not ARCO employees, are as follows:

   Annual board retainer fee                          $52,000
   Annual committee chair retainer fee                $10,000
   Fee for each board and committee meeting attended  $ 1,000

At least 65% of the annual retainer fee is paid in restricted stock as described below.

Restricted Stock Plan for Outside Directors

Under the Company's Restricted Stock Plan for Outside Directors, each non-employee director is required to receive at least 65% of the cash value of the annual retainer fee in the form of restricted stock. A director may elect to receive the entire value of the annual retainer and other fees in restricted stock. In February of each year, the applicable number of shares of restricted stock to be issued to each non-employee director is calculated and the shares are deposited in an account maintained by First Chicago Trust Company.

When the Restricted Stock Plan was adopted as of January 1, 1997, the retirement plan for outside directors was terminated, and each participant received a grant of restricted stock during 1997 equal to the value of the director's accrued retirement benefits. In addition, participants on March 31, 1997 were given the opportunity for a one-time conversion of their cash deferral plan account balances into restricted stock.

All dividends are reinvested in shares of restricted stock. The restrictions are lifted following the director's normal retirement from the Board of Directors.

No member of the Board of Directors serves on the committee administering this plan.

Stock Option Plan for Outside Directors

Under the Stock Option Plan for Outside Directors, each newly elected director is granted ten-year options to purchase 5,000 shares of common stock at the fair market value of the stock on the date of grant; the option vests 30 days following the grant.

Prior to 1997, each director received a one-time grant of options to purchase 1,000 shares of common stock. These pre-1997 options (now options for 2,000 shares following the 1997 stock split) also carry with them the right to receive dividend share credits. Dividend share credits are described on page 16.

No member of the Board of Directors serves on the committee administering this plan.

Deferral Plan for Outside Directors

Under the Deferral Plan for Outside Directors, non-employee directors may defer some or all of the cash portion of their compensation. In 1998, outside directors with deferral accounts had accrued interest exceeding 120% of a specified IRS rate as follows: Mr. Gavin: $7,862; Mr. Kresa: $303; Mr. Langbo:
$44; Mr. McLaughlin: $2,440; Dr. Slaughter: $85; Mr. Tooker: $231; and
Mr. Wendt: $227.

                                                              STOCK OWNERSHIP

This section describes how much stock our directors and executive officers own. It also describes the one institution that owns more than 5% of our voting stock.

                STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the number of shares of common stock owned by the executive officers and directors as of February 1, 1999. This number includes options exercisable within 60 days of February 1, 1999 and dividend share credits accrued with respect to options granted prior to 1997. The total number of shares owned by all directors and executive officers is less than 1%. Unless otherwise noted in a footnote, each individual has sole voting and investment power for the shares indicated below. None of the executive officers or directors owns any shares of the Preference Stocks.

The column on the far right shows the total number of shares owned by each individual. In addition to the amounts listed in the first three columns, the total includes:

  . shares held directly

  . shares held by the trustees under ARCO's employee savings plans

  . shares held by the transfer agent in a dividend reinvestment account and

  . shares held in family trusts.

                            Amount and Nature of Shares Beneficially Owned as of February 1, 1999
---------------------------------------------------------------------------------------------------
                                 Right to Acquire
                      ---------------------------------------------
                                                                            Aggregate
                                          Dividend Share  Restricted    Number of Shares
    Name                  Options             Credits        Stock     Beneficially Owned
-----------------------------------------------------------------------------------------
 Frank D. Boren               2,000 (1)         926 (1)     3,019 (3)          7,945
-----------------------------------------------------------------------------------------
 Mike R. Bowlin             561,875 (2)     115,590 (2)    19,014 (4)        701,788
-----------------------------------------------------------------------------------------
 John Gavin                   2,000 (1)         926 (1)     3,711 (3)          8,637
-----------------------------------------------------------------------------------------
 Marie L. Knowles (5)(6)    122,181 (2)      17,345 (2)     7,409 (4)        148,015
-----------------------------------------------------------------------------------------
 Kent Kresa                   2,000 (1)         569 (1)     6,484 (3)         11,053
-----------------------------------------------------------------------------------------
 Arnold G. Langbo             5,000 (1)           0 (1)       448 (3)          5,448
-----------------------------------------------------------------------------------------
 David T. McLaughlin          2,000 (1)         630 (1)     8,450 (3)         11,308
-----------------------------------------------------------------------------------------
 John B. Slaughter            2,000 (1)         926 (1)     3,165 (3)          6,091
-----------------------------------------------------------------------------------------
 J. Kenneth Thompson         89,632 (2)      12,812 (2)     4,096 (4)        107,651
-----------------------------------------------------------------------------------------
 Gary L. Tooker               5,000 (1)           0 (1)       471 (3)          6,471
-----------------------------------------------------------------------------------------
 Donald R. Voelte, Jr.       87,326 (2)           0 (2)     2,821 (4)         90,302
-----------------------------------------------------------------------------------------
 Henry Wendt                  2,000 (1)         926 (1)    15,568 (3)         21,806
-----------------------------------------------------------------------------------------
 Michael E. Wiley (5)        37,324 (2)           0 (2)     4,879 (4)         43,948
-----------------------------------------------------------------------------------------
 Gayle E. Wilson              5,000 (1)           0 (1)       554 (3)          5,554
-----------------------------------------------------------------------------------------
 All Directors and
 Executive Officers as
 a Group                  1,208,427         193,375        97,574          1,533,420 (7)
-----------------------------------------------------------------------------------------


(1) Granted pursuant to the Stock Option Plan for Outside Directors. This plan is described on page 12.

(2) The options and related dividend share credits were granted pursuant to the Executive Long-Term Incentive Plan. The number of dividend share credits accrued are related to options granted prior to 1997. See footnote (2) beginning on page 15 for more details regarding dividend share credits.

 STOCK OWNERSHIP

(3) Granted pursuant to the Restricted Stock Plan for Outside Directors. This plan is described on page 12.

(4) Restricted stock is granted to the executive officers and other key employees pursuant to the Executive Long-Term Incentive Plan. The total shown includes additional shares of restricted stock acquired through the automatic reinvestment of dividends through the February 12, 1999 record date. For more details regarding restricted stock, see footnote (3) beginning on page 16.

(5) Three of ARCO's executive officers are directors of the company's 82%-owned subsidiary, Vastar Resources, Inc. As of the date of this table, these officers owned the number of shares of or options to purchase common stock of Vastar shown below.

             Mr. Dallas        605 shares
             Mrs. Knowles      400 shares
             Mr. Wiley     296,578 shares

(6) Does not include 11,542 shares owned by her spouse, as to which shares she disclaims beneficial ownership.

(7) Includes 6,312 shares owned jointly by spouses which are subject to shared voting and investment power.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the common stock or either class of the Preference Stocks must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange pursuant to Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, the company believes that all filing requirements were met during 1998.

                    VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following is the only group known by the company to own beneficially more than five percent of any class of the company's voting securities as of February 11, 1999:

                                                    Number of   Percent of
 Title of Class         Name and Address             Shares       Class
--------------------------------------------------------------------------
   Common Stock Capital Research and Management   25,402,000(*)  7.9%
                Company
                333 South Hope Street
                Los Angeles, CA 90071

* The number of shares is based on information contained in a report on Form 13-G filed with the SEC by Capital Research and Management Company. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 25,402,000 shares or 7.9% of the common stock believed to be outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act. Capital Research does not own any of the shares of ARCO for its own account. It has sole dispositive power, but no voting power, either shared or sole, over the shares.

                                                       EXECUTIVE COMPENSATION

This section contains charts that show the amount of compensation earned by our five most highly paid executive officers, as well as the amounts earned by two retired officers, as required by SEC proxy rules. It also contains the performance graph comparing our company's performance relative to its peer group and the report of our compensation committee explaining the compensation philosophy for our most highly paid officers.

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                                                       Compensation
                                                                    ---------------------
                                      Annual Compensation           Awards      Payouts
                            --------------------------------------- -------    ----------
                                                       Other Annual                         All Other
                                                       Compensation Options    Restricted  Compensation
      Name & Position       Year     Salary     Bonus      ($)        (#)      Stock (#)       ($)
                                      ($)        ($)       (1)        (2)         (3)          (4)
-------------------------------------------------------------------------------------------------------
  Mike R. Bowlin            1998 $  980,000 $  740,000   $167,131   131,986       3,036      $117,722
  Chairman of the Board     1997 $1,017,693 $1,249,500   $121,584   122,098      12,144      $128,788
  Chief Executive Officer   1996 $  955,000 $  960,000   $131,911    83,016      26,072(5)   $122,236
-----------------------------------------------------------------------------------------------------
  Michael E. Wiley (6)      1998 $  525,769 $  332,500   $ 42,984   140,902       1,183      $ 59,553
  President                 1997 $  497,692 $  450,000   $ 18,879    85,698       4,732      $ 81,750
  Chief Operating Officer   1996 $  380,000 $  290,000   $  9,536        --          --      $ 62,027
-----------------------------------------------------------------------------------------------------
  Marie L. Knowles          1998 $  500,000 $  310,000   $ 47,437    46,571       1,183      $ 67,069
  Executive Vice President  1997 $  509,615 $  475,000   $ 31,490    59,098       4,732      $ 73,279
  Chief Financial Officer   1996 $  385,962 $  237,000   $ 18,511    65,550(7)    2,366      $ 63,761
-----------------------------------------------------------------------------------------------------
  J. Kenneth Thompson       1998 $  449,231 $  265,000   $185,166    82,961(8)      654      $ 59,391
  Executive Vice            1997 $  368,654 $  350,000   $ 24,352    26,868       2,616      $ 60,898
  President                 1996 $  351,106 $  185,000   $ 14,051    17,924       1,308      $ 61,134
-----------------------------------------------------------------------------------------------------
  Donald R. Voelte, Jr.     1998 $  414,173 $  230,000   $ 37,027    75,690(9)      684      $ 44,409
  Executive Vice            1997 $  306,154 $  270,000   $713,197   142,019       2,736      $ 27,601
  President                 1996 $       -- $       --   $     --        --          --      $     --
-----------------------------------------------------------------------------------------------------
  William E. Wade, Jr.
   (10)                     1998 $  616,721 $  280,000   $ 98,173        --       1,773      $ 92,324
  Retired President         1997 $  584,010 $  500,000   $ 53,761    66,497       7,092      $ 91,586
                            1996 $  559,230 $  399,000   $ 47,365    48,488       3,546      $ 92,652
-----------------------------------------------------------------------------------------------------
  Anthony G. Fernandes
   (11)                     1998 $  540,000 $  260,000   $ 68,506        --       1,577      $ 85,312
  Retired Executive         1997 $  560,769 $  500,000   $ 44,898    63,834       6,308      $ 92,767
  Vice President            1996 $  532,308 $  365,000   $ 35,716    43,110       3,154      $ 90,622
-----------------------------------------------------------------------------------------------------

(1) Other Annual Compensation. "Other Annual Compensation" includes the following categories of income:

   . income imputed under IRS rules that represents imputed interest on relocation loans

   . amounts of tax gross-ups for
     . relocation expense
     . financial counseling reimbursements
     . certain other items reported under IRS rules as imputed income

   . amount of interest accrued under Executive Deferral Plan that exceeds
     120% of a specified IRS rate.

   . special payments in lieu of salary increases and a 1997 sign-on bonus to Mr. Voelte.

(2) Types of Option Grants. Two types of option grants are made under the Executive Long-Term Incentive Plan:

   . regular annual option grants made in February of each year for the preceding fiscal year

   . special grants upon promotions and other special circumstances.

 EXECUTIVE COMPENSATION

   Special grants. Special grants were as follows:

      Mrs. Knowles
       Chief Financial Officer and
       Executive Vice President....................  33,200 options July 1996
      Mr. Thompson
       Executive Vice President....................  36,390 options January 1998
      Mr. Voelte
       Senior Vice President....................... 119,000 options April 1997
       Executive Vice President....................  41,150 options October 1998
      Mr. Wiley
       Executive Vice President....................  26,600 options March 1997
       President and Chief Operating Officer.......  82,300 options October 1998

   Number of Dividend Share Credits. The number of dividend share credits accrued during each year with respect to options granted prior to 1997 are shown below:


                      1998      1997      1996
                     ------    ------    ------
      Mr. Bowlin     22,150    21,149    23,818
      Mr. Wiley        none      none      none
      Mrs. Knowles    4,475     4,526     4,079
      Mr. Thompson    2,974     3,198     1,832
      Mr. Voelte       none      none      none
      Mr. Wade       10,462    10,659    13,394
      Mr. Fernandes   9,230     9,043    10,020

    Computation of Dividend Share Credits. Dividend share credits are allocated to an optionee's account whenever dividends are declared on common stock. The number of credits is computed by

   . multiplying the dividend rate per share times

    (1) the number of eligible options plus
    (2) the number of dividend share credits then accrued

   . and dividing the resulting number by the fair market value of the common stock on the dividend record date.

    The value of the accrued dividend share credits is not fixed until the eligible options are exercised, surrendered or canceled. The value, which is received in shares of stock or cash, is equal to the number of accrued credits allocated to the options being exercised multiplied by the fair market value of the common stock on the date of exercise. Until the option exercise date the optionee has no right to their value.

(3) Restricted Stock Awards. The Executive Long-Term Incentive Plan was amended in 1997 to provide for grants of restricted stock. Participants may earn restricted stock based on ARCO's total return to shareholders as measured against that of a peer group. Provisions relating to grants of restricted stock are described in more detail on page 21 as part of the Committee Report on Executive Compensation. This table shows the original grants for each of the years listed, before the re-investment of dividends.

    1998 Grant Date Values. The value of the awards for 1998 (issued on February 22, 1999), based on the fair market value of $56.81 per share on the date of issuance, for each named officer is shown below:

      Mr. Bowlin           $172,475       Mr. Voelte           $ 38,858
      Mr. Wiley            $ 67,206       Mr. Wade             $100,724
      Mrs. Knowles         $ 67,206       Mr. Fernandes        $ 89,589
      Mr. Thompson         $ 37,154

                                                       EXECUTIVE COMPENSATION

  Year-End Values for 1996 and 1997 Grants. The value of the shares of restricted stock awarded for the years 1996 and 1997, based on the fair market value of $65.375 per share on December 31, 1998, for each named officer is shown below:

      Mr. Bowlin         $2,498,371       Mr. Voelte           $178,866
      Mr. Wiley          $  309,355       Mr. Wade             $695,459
      Mrs. Knowles       $  464,032       Mr. Fernandes        $618,578
      Mr. Thompson       $  256,532

  The year-end valuation of the restricted stock includes quarterly dividends reinvested in restricted stock following the grant date.

  None of these year end or grant date values gives effect to the diminution in value attributable to the restrictions on such stock.

 (4) All Other Compensation includes the amounts shown below:

                                 Mr.     Mr.    Mrs.     Mr.      Mr.     Mr.      Mr.
                         Year  Bowlin   Wiley  Knowles Thompson Voelte   Wade   Fernandes
                         ----  ------- ------- ------- -------- ------- ------- ---------
   Executive             1998  $78,400 $42,061 $40,000 $ 35,938 $33,134 $49,338  $43,200
    Supplementary        1997  $81,416 $39,815 $40,769 $ 29,492 $ 9,846 $46,721  $44,862
    Savings Plan         1996  $76,400 $30,400 $30,877 $ 28,089 $    -- $44,738  $42,585
    contributions

   Incremental           1998  $    -- $    -- $    -- $     -- $    -- $    --  $    --
    Executive Medical    1997* $ 5,309 $ 4,496 $ 5,309 $  5,309 $ 2,654 $ 5,309  $ 5,309
    Plan premiums*       1996  $ 9,907 $ 8,554 $ 9,907 $  9,907 $    -- $ 9,907  $ 9,907

   Financial             1998  $ 8,000 $    -- $ 8,000 $  6,200 $ 4,650 $15,000  $12,000
    Counseling           1997  $ 8,000 $12,400 $ 8,000 $  6,200 $10,600 $ 8,000  $ 8,000
    reimbursements       1996  $ 8,224 $    -- $ 8,000 $  6,200 $    -- $ 8,000  $ 8,000

   Executive Life        1998  $27,509 $10,455 $15,312 $ 10,919 $ 2,888 $24,172  $22,107
    Insurance Plan**     1997  $29,488 $16,595 $14,692 $ 12,305 $ 1,885 $26,560  $24,990
                         1996  $23,130 $14,629 $10,660 $  9,549 $    -- $20,404  $20,934

   Long-Term Disability  1998  $ 3,813 $ 7,037 $ 3,757 $  6,333 $ 3,737 $ 3,814  $ 8,005
    Plan imputed         1997  $ 4,575 $ 8,444 $ 4,509 $  7,592 $ 2,616 $ 4,996  $ 9,606
    income               1996  $ 4,575 $ 8,444 $ 4,317 $  7,390 $    -- $ 9,603  $ 9,196

   * Represents premium for period ended July 1, 1997, when this plan was terminated.

  ** SEC rules require the reporting of value received in respect of executive life insurance. These numbers have been calculated pursuant to SEC rules.

 (5) Of this number, 20,000 shares were issued in 1992 and vested in 1997. Following the vesting date, Mr. Bowlin disposed of 18,650 shares; Mr. Bowlin continues to own the remaining 1,350, which are included in the aggregate shares owned column for Mr. Bowlin on the Stock Ownership chart on page 13.

 (6) Mr. Wiley's salary for the year 1996 and the first three months of 1997 was paid to him by Vastar where he held the position of Chief Executive Officer and President. He now serves as Chairman of the Board of Vastar. Mr. Wiley was elected Executive Vice President of ARCO on March 31, 1997, and was elected President and Chief Operating Officer in October 1998.

 (7) Mrs. Knowles was elected Executive Vice President in July 1996. She previously was a Senior Vice President of ARCO.

 (8) Mr. Thompson was elected Executive Vice President in January 1998. He was previously a Senior Vice President of ARCO.

 (9) Mr. Voelte was elected Executive Vice President in October 1998. He joined ARCO as a Senior Vice President in April 1997.

 EXECUTIVE COMPENSATION

(10) Mr. Wade served as President of ARCO through September 28, 1998, and will retire as an employee on March 31, 1999. In connection with his retirement, Mr. Wade's retirement benefit will be enhanced pursuant to the Global Cost Reduction Severance Program, thereby increasing the lump-sum value of his retirement benefit by $2,704,574. Mr. Wade will also receive a special payment of $429,264, which represents 1.5 weeks pay for every year of service. In addition, Mr. Wade will become entitled to regular retirement benefits for executives, which are payable, at the election of the executive, in the form of annuities or a lump sum. Examples of the regular retirement benefit are shown in the table captioned "Estimated Retirement Benefits" on page 25.

(11) Mr. Fernandes served as Executive Vice President of ARCO through September 28, 1998, and will retire as an employee on June 30, 1999. In connection with his retirement, Mr. Fernandes' retirement benefit will be enhanced pursuant to the Global Cost Reduction Severance Program, thereby increasing the lump-sum value of his retirement benefit by $2,911,200. Mr. Fernandes will also receive a special payment of $373,846, which represents 1.5 weeks pay for every year of service. In addition, Mr. Fernandes will become entitled to regular retirement benefits for executives, which are payable, at the election of the executive, in the form of annuities or a lump sum. Examples of the regular retirement benefit are shown in the table captioned "Estimated Retirement Benefits" on page 25.

                                                       EXECUTIVE COMPENSATION

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Organization and Compensation Committee of ARCO's Board of Directors administers ARCO's executive compensation program. At the meeting held on February 22, 1999, the Compensation Subcommittee ("the Committee"), consisting of those directors who have neither served as an employee nor officer of the company, met to determine the company's 1999 executive compensation program.

Compensation Philosophy

ARCO's executive compensation philosophy is designed to attract, retain, and motivate the best managerial talent available in line with three central themes:

  . Alignment with the long-term interests of our shareholders;

  . Accountability for results by linking executives to company, business unit and individual performance; and

  . Attraction, motivation and retention of critical talent.

The Committee annually conducts a full review of the performance of ARCO and its executives in determining compensation levels. For 1998, the Committee considered various qualitative and quantitative indicators of company and individual performance in determining the level of compensation for ARCO's Chief Executive Officer ("CEO") and its other executive officers. The Committee evaluated ARCO's performance on both a short- and long-term basis. The Committee's review included an analysis of quantitative measures, such as Total Shareholder Return ("TSR"), Return on Shareholders' Equity ("ROSE"), Return on Capital Employed ("ROCE"), reserve replacement and finding costs, and percent change in operating and net income. The Committee believes that management should maintain a balance between actions that foster long-term value creation, as well as short-term performance. The Committee also considered qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility.

The Committee evaluates total executive compensation in light of the operational and financial performance and compensation practices of an oil industry comparison group ("Comparison Group") composed of large, integrated petroleum companies against which the company directly competes for executive talent. The Comparison Group used for purposes of determining 1998 awards consisted of Amoco, Chevron, Exxon, Mobil, Occidental, Phillips, Texaco and Unocal. The Comparison Group is used as the reference standard for establishing award levels under the company's Annual Incentive Plan ("AIP") and Long-Term Incentive Plan ("LTIP"). Beginning January 1, 1999, because of Amoco's merger with British Petroleum, the Comparison Group will be comprised of Chevron, Conoco, Exxon, Mobil, Occidental, Phillips, Texaco and Unocal.

Depending on the company's performance and individual performance, the Committee determines appropriate base salary, annual incentive award and long-term incentive award levels for the company's executives. In 1998, the Committee did not apply any specific quantitative formulae in arriving at its compensation decisions on base salary awards and long-term incentive awards. The Committee did apply specific quantitative formulae, as described below, in arriving at its annual incentive award decisions for 1998 performance.

---------
* Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Report on Form 10-K.

 EXECUTIVE COMPENSATION

Components of Executive Compensation

Base Salary

For 1998, base salaries were targeted at the market (50th percentile) of the Comparison Group in order to increase the at-risk, performance orientation of the compensation program and to better align the fixed compensation costs of the company with industry practice. Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries within the Comparison Group. Given our current positioning versus our target, there will not be a general add-to-base program for 1999. Actual salaries will continue to be set according to the scope of the responsibilities of each executive officer's position.

Annual Incentive Plan

The CEO and the other executive officers may receive annual incentive compensation awards, under the company's Annual Incentive Plan (AIP), that are intended to reward the executives for their contribution to the company's short-term performance. Under the plan, AIP awards are determined by a performance-based formula that includes the company's three-year average ROSE, three-year average reserve replacement (adjusted by finding, development and acquisition costs), and the annual percent change in adjusted net income. All three performance measures are assessed on a relative basis versus performance of the Comparison Group.

Target AIP award levels are set for each participant, expressed as a percentage of base salary, at approximately the 50th percentile of the Comparison Group bonus awards. The target bonus awards for all participants establish a target bonus pool, which is then adjusted upward or downward based on actual company performance. Each performance measure is weighted equally and awards are based on ARCO's rank on each measure versus the companies in the Comparison Group. Actual awards can range from zero to three times the target award. The AIP was amended in 1999 to eliminate the provision which automatically precluded the Awards fund from exceeding 2% of the company's adjusted net income. Hereafter, the Committee in its discretion, may reduce the funding pool available for award payment for any reason it deems appropriate including the size of the funding pool and its relationship to the company's adjusted net income.

The plan also includes business unit goals. For executives assigned to business units, 60% of their potential AIP award is tied to business unit performance. The business unit portion of the total AIP fund is redistributed among the business units based on their relative performance, including accomplishment of AIP goals and balance between near and long-term results.

After the adjusted bonus pool has been calculated according to the above methodology, the Committee reviews the target award calculated for each named executive officer and adjusts awards as appropriate in light of both company and individual performance. AIP awards for all executives are adjusted for individual performance.

Long-Term Incentive Plan

The CEO and the other executive officers may also receive incentive compensation awards under the company's Long-Term Incentive Plan ("LTIP"). The LTIP has two components, the stock option plan and the performance-based restricted stock plan. The Committee believes that the stock option and the performance-based restricted stock plans align the interests of executives with those of shareholders by encouraging management to focus on TSR and providing them an opportunity to share more directly in the creation of company value.

                                                       EXECUTIVE COMPENSATION

In determining grants under the company's LTIP, the Committee applies a target investment value prescribed under the LTIP for each executive grade level based on its evaluation of competitive long-term incentive compensation practices of the Comparison Group. The actual grant size to an executive will be based on individual performance. The target investment value granted is divided into awards of stock options and contingent restricted stock under these two plans. Under the performance-based restricted stock plan, participants may earn shares of restricted stock based on ARCO's TSR relative to the companies in the Comparison Group. Shares of contingent restricted stock are awarded at the beginning of each performance measurement period. The number of contingent shares is adjusted at the end of the performance measurement period based on the company's relative TSR, with actual awards ranging from zero to three times the number of contingent restricted stock shares. The contingent shares are converted into performance-based restricted stock shares at the end of a three-year performance measurement period. Typically, the restricted shares will vest fully after two additional years of service, during which time dividends will be reinvested in ARCO stock. Option grants are set based on the remaining target investment value.

Compensation of Named Executive Officers

In evaluating the compensation for the Executive Officers, the Committee recognized that ARCO performed at below average levels in 1998. Compared to 1997, earnings decreased by 66% caused primarily by lower crude prices. Lower earnings, in turn, led to decreases in the company's ROSE and ROCE to 7.1% and 5.8%, respectively. Finally, the company's TSR performance was (15.3%).

Under the company's AIP for 1998, awards were determined based on the ranking of the three performance measures relative to those of the Comparison Group. ARCO's three-year average reserve replacement was 166% which ranked #1 relative to the Comparison Group. Adjusting the reserve replacement for finding, development and acquisition costs ("FD&A") reduced the relative payout for this category by 25%. ARCO's three-year ROSE was 17% which ranked #3 relative to the Comparison Group. ARCO's one-year income growth was (66%) which ranked
#7 relative to the Comparison Group. The resulting AIP award multiple was 1.17. However, the total AIP award level exceeded 2% of the company's adjusted net income. AIP awards were prorated so as not to exceed the 2% adjusted net income cap. This reduction adjusted the 1.17 multiplier down to 0.89.

Based on the company's performance and compensation philosophy, the Committee approved the following compensation for the Chairman and CEO, Mr. Bowlin, and guidelines for the other Named Executive Officers ("NEOs") listed in the Summary Compensation Table:

Mr. Bowlin

  . For 1999, Mr. Bowlin did not receive a salary increase. Mr. Bowlin's salary of $980,000 is positioned at the market of the Comparison Group's CEOs' salaries.

  . Pursuant to the company's AIP for performance year 1998, Mr. Bowlin was awarded a bonus of $740,000, which was 0.89 times his target award of $833,000. Compared to last year, Mr. Bowlin's AIP award decreased by 41%.

  . The target for LTIP awards was the median of industry awards. In setting
    LTIP awards at this level, Mr. Bowlin's total compensation was targeted at below the industry median which the Committee believes is an appropriate result given the company's performance. Under this approach, Mr. Bowlin was awarded 131,986 stock options and 35,918 shares of contingent restricted stock with a three-year performance measurement period.

 EXECUTIVE COMPENSATION

  . For the performance period January 1, 1997 through December 31, 1998, using a 21 day average stock price at the beginning and end of the period as dictated by the plan, ARCO's TSR of 2.1% placed the company sixth relative to the Comparison Group. The resulting award multiple for the two-year contingent restricted stock shares was 0.5. Mr. Bowlin's two-year contingent restricted stock grant was converted to 3,036 shares of performance-based restricted stock with a two-year vesting period.

Other Named Executive Officers

The Committee approved a base salary increase for Mr. Wiley given his relatively low salary when compared to other COOs in the industry. No other base salary increases were granted to Named Executive Officers. The Committee also approved bonus awards pursuant to the formula prescribed by the AIP, and LTIP awards targeted at the industry median that result in total compensation below the Comparison Group median.

Deductible Compensation Limitation

Section 162(m) of the Internal Revenue Code limits the deductibility to the company of cash compensation in excess of $1 million paid to the CEO and the four highest compensated NEOs during any taxable year, unless such compensation meets certain requirements. The company is allowed to fully deduct compensation paid to executives under the long-term plans. At the January 25, 1999 meeting, the Committee certified ARCO's performance relative to the Comparison Group for the 1998 performance year.

Awards under the AIP are not intended to qualify as performance-based compensation for purposes of Section 162(m) due to the Committee's ability to apply upward or downward discretion based on a subjective evaluation of performance. The company believes that better alignment of the interests of executives with those of shareholders will be achieved by allowing the Committee to determine awards within the guidelines of the AIP. Any reduction in tax deductibility from award payments is not expected to be material to the results of the company in any year.

The Compensation Subcommittee

 Henry Wendt, Chairman      Arnold G. Langbo              Gary L. Tooker
 Frank D. Boren             David T. McLaughlin           Gayle E. Wilson
 Kent Kresa                 John B. Slaughter

February 22, 1999

                                                       EXECUTIVE COMPENSATION

                             OPTION GRANTS FOR 1998

                                     Individual Grants(1)
                         ---------------------------------------------
                                   % of
                                   Total                                Potential Realizable Value at
                                  Options                               Assumed Annual Rates of Stock
                                  Granted                               Price Appreciation for Option
                         Options    to     Exercise                                Term(2)
                         Granted Employees  Price                      -------------------------------
          Name             (#)   for 1998   ($/Sh)   Expiration Date         5%              10%
------------------------------------------------------------------------------------------------------
  M. R. Bowlin           131,986    9.5%    $56.81  February 22, 2009       $4,715,860     $11,950,012
------------------------------------------------------------------------------------------------------
  M. E. Wiley (3)         58,602    4.2%    $56.81  February 22, 2009       $2,093,849      $5,305,825
                          82,300    5.9%    $69.03    October 1, 2008       $3,572,643      $9,054,646
------------------------------------------------------------------------------------------------------
  M. L. Knowles           46,571    3.3%    $56.81  February 22, 2009       $1,663,982      $4,216,538
------------------------------------------------------------------------------------------------------
  J. K. Thompson (4)      46,571    3.3%    $56.81  February 22, 2009       $1,663,982      $4,216,538
                          36,390    2.6%    $74.44   January 26, 2008       $1,703,416      $4,317,310
------------------------------------------------------------------------------------------------------
  D. R. Voelte, Jr. (5)   34,540    2.5%    $56.81  February 22, 2009       $1,234,114      $3,127,252
                          41,150    3.0%    $69.03    October 1, 2008       $1,786,322      $4,527,323
------------------------------------------------------------------------------------------------------
  Appreciated Per Share Stock Price (6)                                         $95.80         $152.54
------------------------------------------------------------------------------------------------------
  Estimated Value to All Stockholders (6)                              $11,885,455,425 $30,116,889,349
------------------------------------------------------------------------------------------------------

(1) General. Option grants were made pursuant to the Executive Long-Term Incentive Plan. These options:

   . are granted at an exercise price equal to 100% of the fair market value on the date of grant,

   . become exercisable over a three-year period

   . may become exercisable immediately upon a change of control and

   . expire in ten years.

    Specific. The options having an exercise price of $56.81 were granted on February 22, 1999 based on individual and company performance for 1998. They vest in three equal portions on February 22, 2000, February 22, 2001 and February 22, 2002.

(2) We are required by the SEC to use a 5% and a 10% assumed rate of appreciation over the ten-year option term. This does not represent the company's estimate or projection of future common stock performance. If the company's common stock does not appreciate in value, the named executive officers will not receive any benefit from the options.

(3) Mr. Wiley's grant of 82,300 options was made on October 1, 1998 upon his election to the office of President and Chief Operating Officer. These options will become exercisable as follows: 27,433 options on October 1, 1999; 27,433 options on October 1, 2000; and 27,434 options on October 1, 2001.

(4) Mr. Thompson's grant of 36,390 options was made on January 26, 1998 upon his election to the office of Executive Vice President. On January 26, 1999, 12,130 options became exercisable; 12,130 will become exercisable on January 26, 2000 and 12,130 will become exercisable on January 26, 2001.

(5) Mr. Voelte's grant of 41,150 options was made on October 1, 1998 upon his election to the office of Executive Vice President. These options will become exercisable as follows: 13,716 options on October 1, 1999; 13,717 options on October 1, 2000; and 13,717 options on October 1, 2001.

(6) Based on total number of common shares outstanding on December 31, 1998 of 321,315,367 and the 1998 weighted average grant price of $58.81.

 EXECUTIVE COMPENSATION

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES
                           (AS OF DECEMBER 31, 1998)

                                                Total Number          Value of in-the-Money
                                           of Unexercised Options    Unexercised Options at
                       Shares                  at Year-End(1)            Year-End(2)(3)
                      Acquired    Value   ------------------------- -------------------------
                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
        Name           (#)(4)      ($)        (#)          (#)          ($)          ($)
----------------------------------------------------------------------------------------------
  M. R. Bowlin           -0-     $   -0-    493,357      177,719    $5,045,515     $97,337

------------------------------------------------------------------------------------------
  M. E. Wiley            -0-     $   -0-      8,778      159,220    $     -0-      $  -0-

------------------------------------------------------------------------------------------
  M. L. Knowles        21,180    $246,259    91,680       80,772    $  845,461     $37,930

------------------------------------------------------------------------------------------
  J. K. Thompson        8,072    $ 47,170    62,663       75,267    $  621,143     $21,016

------------------------------------------------------------------------------------------
  D. R. Voelte, Jr.      -0-     $   -0-     39,270      143,899    $     -0-      $  -0-

------------------------------------------------------------------------------------------
  W. E. Wade, Jr.        -0-     $   -0-    233,753      117,174    $2,166,316     $56,852

------------------------------------------------------------------------------------------
  A. G. Fernandes        -0-     $   -0-    205,902       92,718    $2,180,552     $50,547
------------------------------------------------------------------------------------------

(1) Options awarded prior to 1997 carry with them the right to a potential payment in respect of dividend share credits. See footnote (2) to the Summary Compensation Table on pages 15-16.

(2) Closing price of ARCO common stock on December 31, 1998 was $65.375.

(3) For illustrative purposes only, set forth below are the hypothetical aggregate values of both in-the-money exercisable options and unexercisable options, including the value of the dividend share credits accrued through December 31, 1998 in respect of options granted prior to 1997. These calculations assume these options were exercised on December 31, 1998 at the closing price of $65.375. All unexercisable in-the-money options were granted in 1997 or later and therefore do not carry with them the right to dividend share credits.

                                Year-End In-the-Money
                              Option Values, Including
                            Dividend Share Credit Values
                      -----------------------------------------
                      Exercisable Options Unexercisable Options
                      ------------------- ---------------------
       Mr. Bowlin         $12,153,035            $97,337
       Mr. Wiley          $      -0-             $  -0-
       Mrs. Knowles       $ 1,895,179            $37,930
       Mr. Thompson       $ 1,405,016            $21,016
       Mr. Voelte         $      -0-             $  -0-
       Mr. Wade           $ 5,675,367            $56,852
       Mr. Fernandes      $ 5,305,583            $50,547

(4) Represents number of options exercised; underlying shares were sold for "value realized."

                                                       EXECUTIVE COMPENSATION

                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                           CONTINGENT AWARDS FOR 1998

Set forth below are the grants of shares of Contingent Restricted Stock made on February 22, 1999.

                                    Performance    Potential Future
                         Number of   or Other          Payouts
                         Shares of    Period       Number of Shares
                         Contingent    Until    ----------------------
                         Restricted Maturation  Minimum Target Maximum
          Name             Stock     or Payout    (#)    (#)     (#)

----------------------------------------------------------------------

 Mike R. Bowlin            35,918    1999-2001      0   35,918 107,754

----------------------------------------------------------------------
 Michael E. Wiley          15,948    1999-2001      0   15,948  47,844

----------------------------------------------------------------------
 Marie L. Knowles          12,674    1999-2001      0   12,674  38,022

----------------------------------------------------------------------
 J. Kenneth Thompson       12,674    1999-2001      0   12,674  38,022

----------------------------------------------------------------------
 Donald R. Voelte, Jr.      9,400    1999-2001      0    9,400  28,200
----------------------------------------------------------------------

                         ESTIMATED RETIREMENT BENEFITS

The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement on January 1, 1999 at age 65 under the provisions of ARCO's qualified pension plan as well as its non-qualified supplementary retirement plan, based on remuneration and years of service.


   Average final
earnings (average of
  highest three
consecutive years of               Approximate annual benefit for years of
  base salary plus                    membership service indicated(1)(2)
 Annual Incentive       ----------------------------------------------------------------------
  Plan awards)          15 Years    20 Years   25 Years   30 Years     35 Years     40 Years
----------------------------------------------------------------------------------------------
  $2,250,000             $519,000   $691,000  $864,000   $1,037,000   $1,210,000   $1,373,000
   2,000,000              461,000    614,000   768,000      922,000    1,075,000    1,220,000
   1,750,000              403,000    537,000   672,000      806,000      940,000    1,067,000
   1,500,000              345,000    460,000   576,000      691,000      806,000      914,000
   1,250,000              288,000    383,000   479,000      575,000      671,000      762,000
   1,000,000              230,000    306,000   383,000      460,000      536,000      609,000
     750,000              172,000    229,000   287,000      344,000      401,000      456,000
     500,000              114,000    152,000   191,000      229,000      267,000      303,000
     250,000               57,000     75,000    94,000      113,000      132,000      150,000

(1) The amounts shown are based upon a number of assumptions, including:

   . Retirement date of January 1, 1999.

   . Payment option: benefit for the life of employee, with a minimum payment period of 60 months. If a lump sum or other payment option is elected, the amount will change.

   . Benefits are not subject to deduction for Social Security benefits or other offsets.

 EXECUTIVE COMPENSATION

(2) Credited years of service at December 31, 1998:

           Mr. Bowlin     30 years
           Mr. Wiley      26 years 8 months
           Mrs. Knowles   25 years
           Mr. Thompson   25 years
           Mr. Voelte     1 year 8 months
           Mr. Wade       30 years 7 months
           Mr. Fernandes  30 years 4 months


                         CHANGE OF CONTROL ARRANGEMENTS

The Board of Directors has adopted certain arrangements that apply generally to employees, including the named executive officers, which become operative only upon a change of control of the company.*

In the event of a change of control, unvested stock options and restricted stock will become immediately vested. Holders of dividend share credits will be vested in respect of any prospective dividend share credits. In addition, subject to certain other conditions, shares of stock representing a pro rata portion of the contingent restricted stock awards will be issued.

If an eligible employee is terminated under specified conditions within two years following a change of control, the employee will be entitled either to severance benefits under severance plans existing at the time or to a benefit ranging from 1/2 times to 3 times base salary plus cash bonus, if any, depending on the employee's grade level. The named executive officers will receive three times an amount equal to their current base salary plus the highest of the last three years' bonus, and an amount equal to the pro rata target bonus for the year in which the termination occurs. These officers will also receive payment from the company for the amount of any excise tax liability imposed pursuant to Internal Revenue Code Section 4999 with respect to any benefits paid in connection with a change of control.

Employees will also receive 18 to 36 months of coverage under the company-sponsored health, dental and life insurance plans. The named executive officers will receive 36 months of coverage.

---------
* A "Change of Control" is defined as any one of four events: (1) any person or group (other than the Company or its benefit plans) acquires 25% of the Company's then outstanding voting securities (other than pursuant to an acquisition from the Company of up to 40% that is approved by the Board of Directors); (2) Incumbent Directors (directors as of July 28, 1997 and directors recommended or approved by a majority of then Incumbent Directors) no longer comprise a majority of the board; (3) shareholder approval of a merger, reorganization or sale of substantially all the Company's assets, provided that if such shareholders constitute over 60% of the shareholders of the resulting entity and Incumbent Directors comprise a majority of the board of directors of, and no person owns 25% or more of, the resulting entity, then such event will not be deemed a Change of Control; and (4) shareholder approval of a plan of complete liquidation of the Company. In the case of a Change of Control, in order for benefits relating to Contingent Restricted Stock to be paid as common stock and unaccrued DSCs to be credited, certain additional events must have occurred: the percentage of stock acquired by another person in clause (1) must be 40%; clause (2) is not applicable; and, in the case of clause (3), consummation of such merger or other transaction must have occurred.

                                                       EXECUTIVE COMPENSATION

                          FIVE-YEAR PERFORMANCE GRAPH*

The graph below compares the cumulative total shareholder return ("TSR") of the company with the cumulative return on the S&P 500 Stock Index, the S&P Domestic Oil Index and a peer group (the "Comparison Group"). The Comparison Group is composed of eight companies with whom the company competes and whose aggregate asset profile includes extensive domestic and international exploration and production operations. The company believes its overall performance goals and international expansion goals make the Comparison Group an appropriate benchmark. The company also believes that currently its asset profile corresponds more closely to the aggregate asset profile of S&P Domestic Oil Index and therefore includes this index as an additional reference.

              Comparison Of Five-Year Cumulative Total Return (1)

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                     COMPARISON  S&P DOMESTIC     S&P
(Fiscal Year Covered)   ARCO           GROUP(2)    OIL w/o ARCO(3)  500
-------------------     ----------     ---------   ---------------  ----
Measurement Pt-12/31/93 $100.0         $100.0      $100.0           $100.0
FYE   12/31/94          $102.0         $106.1      $105.4           $101.3
FYE   12/31/95          $116.5         $139.0      $119.8           $139.3
FYE   12/31/96          $145.8         $171.9      $149.9           $171.3
FYE   12/31/97          $183.2         $208.4      $177.0           $228.4
FYE   12/31/98          $155.1         $245.9      $142.1           $293.7

(1) Assumes the value of the investment in ARCO common stock and each index was $100 on December 31, 1993 and that all dividends are reinvested.

(2) Comparison group includes Amoco, Occidental, Phillips, Unocal, Chevron, Exxon, Mobil and Texaco, weighted for market capitalization as of the beginning of each year of the five-year period. Beginning January 1, 1999, because of the merger of Amoco into British Petroleum, Conoco will be substituted for Amoco.

(3) Standard & Poor's Domestic Integrated Oil Index, adjusted to exclude Company, which consists of Amerada Hess, Ashland Oil, Kerr-McGee, LL&E, Occidental, Pennzoil, Phillips, Sun, Unocal, and USX-Marathon.
---------
 * Pursuant to the Proxy Rules, this section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the company's Report on Form 10-K.

 INDEPENDENT AUDITORS

         PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS

                              Item 2 on Proxy Card

PricewaterhouseCoopers LLP (formerly known as Coopers & Lybrand), Certified Public Accountants ("PWCoopers") have audited the financial statements of ARCO and its consolidated subsidiaries for many years, and the Board has appointed them for 1999. Since October 1993, PWCoopers has also acted as the independent auditor for Vastar. From time to time PWCoopers also performs consulting work for ARCO and its subsidiaries. The firm has no other relationship with ARCO or any of its subsidiaries except the existing professional relationship as Certified Public Accountants. The Audit Committee and the Board believe that PWCoopers' long-term knowledge of ARCO and its subsidiaries is valuable to the company. Representatives of PWCoopers have direct access to members of the Audit Committee and regularly attend their meetings.

Representatives of PWCoopers will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

Required Vote

The proposal will be approved if it receives the affirmative vote of a majority of the shares of common stock and Preference Stocks of the company represented in person or by proxy at the meeting, voting together as one class.

The Board of Directors recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.

                                                       STOCKHOLDERS' PROPOSAL

This section includes the single proposal submitted by stockholders for a vote at the Annual Meeting.

Several stockholders have advised the company of their intent to present the following proposal for a vote of the stockholders at the Annual Meeting.

The proposal is set forth below along with the company's reasons for recommending a vote AGAINST the proposal. The Board of Directors and the company accept no responsibility for the accuracy of either the proposal or the proponents' supporting statement.

To be adopted, the proposal must be approved by the affirmative vote of the majority of shares voting on the proposal present in person or represented by proxy at the Annual Meeting.

                       ABANDONMENT OF ANWR DRILLING PLANS

                              Item 3 on Proxy Card

The Green Century Equity Fund, which indirectly has an interest in 48,200 shares of ARCO stock, the United States Trust Company of Boston, which holds 18,000 shares of ARCO stock, and Mercy Consolidated Asset Management Program, which holds 1,100 shares of ARCO stock, have advised the company that they intend to have a representative at the 1999 Annual Meeting to present the following proposal:

  WHEREAS: the Arctic National Wildlife Refuge (the "Refuge") is the only conservation area in the nation that provides a complete range of Arctic and sub-Arctic ecosystems balanced with a wide variety of wildlife including large populations of caribou, muskoxen, brown, black and polar bears, wolves, Dall sheep, snow geese and thousands of other migratory birds;

  Interior Secretary Bruce Babbitt has likened drilling for oil in the Refuge to damming up the Grand Canyon; and

  the Arctic Coastal Plain, 1002 Area--the biological heart of the Refuge--is the only section of Alaska's entire North Slope not open for oil and gas drilling;

  RESOLVED, the Shareholders request that the Company unconditionally cancel any future plans for oil drilling in the Coastal Plain, 1002 Area, of the Arctic National Wildlife Refuge and immediately stop the expenditure of any corporate funds targeted to achieve this objective.

Supporting Statement

  "Ninety-five percent of Alaska's most promising oil-bearing lands are already open for development, but it is imperative that we continue to protect the wildlife, fish and wilderness that make up the rest of this invaluable part of our American heritage."

                     --former President Jimmy Carter (1995)

The 125-mile long Coastal Plain is the only section of Alaska's 1,100-mile long North Slope coastline not open for oil and gas drilling. Once part of the largest intact wilderness area in the United States, the North Slope now hosts one of the world's largest industrial complexes.

 STOCKHOLDERS' PROPOSAL

In fact, oil companies already have access to 95 percent of Alaska's North Slope. More than 1,500 miles of roads and pipelines and thousands of acres of industrial facilities sprawl over some 400 square miles of once pristine arctic tundra. Oil operations on the North Slope annually emit roughly 43,000 tons of oxides of nitrogen, which contribute to smog and acid rain.

The Coastal Plain is the biological heart of the Refuge, to which a vast herd of caribou migrate each spring to give birth. The Department of Interior has concluded that oil development in the Coastal Plain would result in major adverse impacts on this caribou population. The Coastal Plain is also the most important onshore denning area for the entire Beaufort Sea polar bear population, and serves as crucial habitat for muskoxen and for more than 180 bird species that gather there for breeding, nesting and migratory activities.

Balanced against these priceless resources is the small potential for economically recoverable oil in the Coastal Plain. In fact, the most recent federal estimate predicted that only 2.6 billion barrels would be economically recoverable in the Coastal Plain -- less than 6 months worth of use in the United States.

Vote YES for this proposal which will improve our Company's reputation as a leader in environmentally responsible energy recovery and help preserve a unique and fragile ecosystem.

                RECOMMENDATION OF DIRECTORS AGAINST THE PROPOSAL

The Board of Directors asks that you vote NO on this proposal.

Your Board of Directors supports responsible oil and gas exploration and development on the Coastal Plain of the Arctic National Wildlife Refuge (ANWR). ARCO has been operating on the Alaskan North Slope for more than thirty years. Using new technologies designed to minimize disturbance to fish and wildlife, we are confident that we could produce hydrocarbon resources from the Coastal Plain of ANWR in a manner compatible with the long term maintenance of healthy wildlife populations and habitats. Your Board believes that pursuit of the area's potential petroleum reserves is in the national interest as well as that of the company. Consequently, the Board recommends a vote AGAINST this proposal.

At the present time, the President and Congress have made it clear that the Coastal Plain is "off limits" to oil and gas exploration and development. If the area were opened to petroleum activities, the petroleum industry's many decades of exploration and production operations in the unique environment of Arctic Alaska provide convincing evidence that these operations can be compatible with the environment and wildlife in the area. Every year, tens of thousands of waterfowl and thousands of caribou return to the North Slope to raise their young. The Central Arctic Caribou herd, which uses the Prudhoe Bay and Kuparuk oil fields as summer range, is six times larger than when field development began. ARCO agrees with the conclusions of the "Section 1002 Final EIS Report," issued in 1987 by the Secretary of the Interior after many years of study, public hearings and comment. That report concluded that potential impacts from exploration and drilling activities would be minor or negligible on the wildlife resources in the 1002 Area of ANWR. Production activities, as contemplated in the report, would be expected to affect less than 1 percent of the 1002 Area surface acreage. And the Section 1002 Area occupies only about 8 percent of the total Arctic National Wildlife Refuge.

                                                       STOCKHOLDERS' PROPOSAL

Moreover, there continue to be significant technology advances in Arctic operations. All of ARCO's onshore exploration work is done during the winter. Seismic crews use specially developed vehicles that do not damage the frozen tundra. Ice roads and ice pads are constructed to support the drilling operations. These melt in the spring, without damaging the tundra. Many wells can now be drilled from a single gravel well pad, and elevated pipelines can now be built without accompanying roads. In addition, many new developments in the Arctic are being built as remote facilities without connecting access roads. This technology allows field development that leaves only minimal footprints.

Based on its technological abilities and experience, ARCO believes it could conduct safe and environmentally sound exploration and development activities anywhere in Alaska's Arctic, including within the ANWR, in a manner that would be compatible with maintaining healthy wildlife populations. For these reasons, if the U.S. Congress and the President were to authorize oil industry leasing in the Coastal Plain, ARCO would participate in the lease sale. We believe such participation is essential to meeting our obligations to the State of Alaska, the nation, and to our shareholders.

Required Vote for Stockholder Proposal

The proposal will be approved if it receives the affirmative vote of a majority of the shares of common stock and Preference Stocks of ARCO represented in person or by proxy at the meeting, voting together as one class.

For the reasons stated above, the Board of Directors recommends a vote AGAINST this stockholders' proposal. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.

 OTHER INFORMATION

This section sets out other information you should know before you vote.

Stockholder Proposals and Nominations for 2000 Annual Meeting

Stockholder proposals for the 2000 Annual Meeting must be received by November 27, 1999, to be considered for inclusion in the Company's 2000 Proxy Statement. Such proposals should be addressed to the Corporate Secretary. Under the company's Certificate of Incorporation and By-laws, notice of any stockholder nomination for director, or other proposal not to be considered for inclusion in the company's proxy, must be given by mail or by personal delivery to the Corporate Secretary no later than 120 days in advance of the Annual Meeting, or by January 2, 2000, assuming the Annual Meeting for 2000 will be held May 1, 2000; stockholders wishing to make nominations should contact the Corporate Secretary as to information required to be supplied in such notice.

Additional Information Available

The company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a paper copy of this report (without exhibits), without charge, by writing to the Investor Relations Department, 333 South Hope Street, Los Angeles, CA 90071 (Telephone (213) 486-
3710).

Electronic copies of this Proxy Statement, the Annual Report to Shareholders that accompany this Proxy Statement, and the Annual Report on Form 10-K are all posted on ARCO's Home Page at www.arco.com.

By order of the Board of Directors

/s/ Bruce G. Whitmore

Bruce G. Whitmore
Senior Vice President,
General Counsel and
Corporate Secretary

Los Angeles, California
March 26, 1999

[LOGO OF ATLANTIC RICHFIELD COMPANY]

                213-486-3511  www.arco.com  NYSE Stock Symbol: ARC

                                        [Recycle Logo] Printed on Recycled Paper

    [LOGO OF ATLANTIC RICHFIELD COMPANY]
P
R                          Atlantic Richfield Company
O
X            Proxy Solicited on Behalf of the Board of Directors of
Y                the Company for the Annual Meeting on May 3, 1999

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 3, 1999, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of ten directors, (2) the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year 1999 and (3) the consideration of the stockholders' proposal.

    Nominees for election as director:

    1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
    2. Mike R. Bowlin
    3. John Gavin                           ___________________________________
    4. Kent Kresa
    5. Arnold G. Langbo                     ___________________________________
    6. David T. McLaughlin
    7. John B. Slaughter                    ___________________________________
    8. Gary L. Tooker
    9. Henry Wendt                          ___________________________________
   10. Gayle E. Wilson                      (If you have written in the above
                                            space, please mark the
                                            corresponding box on the reverse
                                            side of this card.)

You are encouraged to specify your choices by marking the       -----------
appropriate boxes, SEE REVERSE SIDE, but you need not mark      SEE REVERSE
any boxes if you wish to vote in accordance with the Board        SIDE
of Directors' recommendations. This Proxy cannot be voted       -----------
unless you sign and return it.

                           - FOLD AND DETACH HERE -


STOCKHOLDERS OF RECORD and EMPLOYEE CARD - [WHITE]

[X]  Please mark your                                                      0184
     votes as in this
     example.

  This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposal 2 and AGAINST proposal 3.

--------------------------------------------------------------------------------
                 The Board of Directors recommends a vote FOR
                   Election of Directors and FOR proposal 2.
--------------------------------------------------------------------------------
1. Election of             FOR   WITHHELD
   Directors               [_]     [_]
   (see reverse)

For, except vote withheld from the following nominee(s):

--------------------------------------------------------
2. Approval of             FOR    AGAINST   ABSTAIN
   appointment of          [_]      [_]       [_]
   PricewaterhouseCoopers
   LLP as independent
   auditors.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST proposal 3.
--------------------------------------------------------------------------------

3.  Abandonment of ANWR Drilling Plans.       FOR     AGAINST    ABSTAIN
                                              [_]       [_]        [_]

--------------------------------------------------------------------------------
                                SPECIAL ACTION
--------------------------------------------------------------------------------

Comments or change of address on reverse side.          [_]

Receive future mailings via electronic mail.            [_]

Will attend annual meeting.                             [_]


SIGNATURE(S) _______________________________________________ DATE ______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

  - Please carefully detach here and return this proxy in the enclosed reply envelope -


[LOGO OF ATLANTIC RICHFIELD COMPANY]

  Dear Stockholder:

  The annual meeting of stockholders of Atlantic Richfield Company will be held on May 3, 1999. We urge you to promptly complete, sign, date and return the proxy card in the envelope provided OR take advantage of new and convenient ways by which you can vote your shares either by telephone or via the internet. This eliminates the need to return the proxy card.

  To vote your shares by telephone or via the internet, you must have your proxy card and social security number available. The series of numbers that appear on the top of your proxy card must be used to access the system.

  1. To vote by telephone: On a touch-tone telephone call 1-800-652-8683 toll free from the US and Canada.

  2. To vote via the internet: Access the World Wide Web site http://www.vote-by-net.com.

  Voting by telephone and via the internet is available 24 hours a day, 7 days a week.

  Your vote by telephone or via the internet authorizes the named proxies in the same manner as if you completed, signed, dated and mailed the proxy card.

  If you choose to vote your shares by telephone or via the internet, there is no need for you to mail back your proxy card.

  Your vote is important. Thank you for voting.

[LOGO OF ATLANTIC RICHFIELD COMPANY]


P
R
O                   Atlantic Richfield Company -- Common Stock
X
Y             Proxy Solicited on Behalf of the Board of Directors of
                 the Company for the Annual Meeting on May 3, 1999

   The undersigned hereby constitutes and appoints Allan L. Comstock, Terry G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 3, 1999, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of ten directors, (2) the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year 1999 and (3) the consideration of the stockholders' proposal.

    Nominees for election as director:

     1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
     2. Mike R. Bowlin                       ----------------------------------
     3. John Gavin                           ----------------------------------
     4. Kent Kresa                           ----------------------------------
     5. Arnold G. Langbo                     ----------------------------------
     6. David T. McLaughlin                  (If you have written in the above
     7. John B. Slaughter                    space, please mark the
     8. Gary L. Tooker                       corresponding box on the reverse
     9. Henry Wendt                          side of this card.)
    10. Gayle E. Wilson

You are encouraged to specify your choices by marking the          SEE
appropriate boxes, SEE REVERSE SIDE, but you need not mark       REVERSE
any boxes if you wish to vote in accordance with the Board of      SIDE
Directors' recommendations. This Proxy cannot be voted unless you sign and return it.


Broker Card--Common Stock [white]

[X]  Please mark your
     votes as in this
     example.


  This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR election of directors, FOR proposal 2 and AGAINST proposal 3.
------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Election of Directors and FOR proposal 2.
------------------------------------------------------------------------------------------------------------------------------------
                       FOR    WITHHELD                                                            FOR    AGAINST    ABSTAIN
1. Election of         [_]     [_]                     2. Approval of                             [_]      [_]       [_]
   Directors                                              appointment of Pricewaterhouse-
  (see reverse)                                           Coopers LLP as
For, except vote withheld from the following nominee(s):  independent auditors.

-------------------------------------------------------

------------------------------------------------------------------------
       The Board of Directors recommends a vote AGAINST proposal 3.
------------------------------------------------------------------------
                                               FOR    AGAINST    ABSTAIN
3. Abandonment of ANWR                         [_]      [_]        [_]
    Drilling Plans.


------------------------------------------------------------------------
                             SPECIAL ACTION
------------------------------------------------------------------------
Comments or change of address on reverse side.                     [_]


Receive future mailings via electronic mail.                       [_]


Will attend annual meeting.                                        [_]
----------------------------------------------------------------------

SIGNATURE(S) ______________________________________________________ DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

[LOGO OF ATLANTIC RICHFIELD COMPANY]

P                          Atlantic Richfield Company
R                 $2.80 Cumulative Convertible Preference Stock
O
X            Proxy Solicited on Behalf of the Board of Directors of
Y                the Company for the Annual Meeting May 3, 1999

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry
    G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 3, 1999, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of ten directors, (2) the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year 1999 and (3) the consideration of the stockholders' proposal.

    Nominees for election as director:

     1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
     2. Mike R. Bowlin                       ----------------------------------
     3. John Gavin                           ----------------------------------
     4. Kent Kresa                           ----------------------------------
     5. Arnold G. Langbo                     ----------------------------------
     6. David T. McLaughlin                  (If you have written in the above
     7. John B. Slaughter                    space, please mark the
     8. Gary L. Tooker                       corresponding box on the reverse
     9. Henry Wendt                          side of this card.)
    10. Gayle E. Wilson

You are encouraged to specify your choices by marking the          SEE
appropriate boxes, SEE REVERSE SIDE, but you need not mark       REVERSE
any boxes if you wish to vote in accordance with the Board of      SIDE
Directors' recommendations. This Proxy cannot be voted unless you sign and return it.




Broker Card--$2.80 Preference Stock [blue]

[X]  Please mark your
     votes as in this
     example.


  This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR election of directors, FOR proposal 2 and AGAINST proposal 3.
------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Election of Directors and FOR proposal 2.
------------------------------------------------------------------------------------------------------------------------------------
                       FOR    WITHHELD                                                            FOR    AGAINST    ABSTAIN
1. Election of         [_]     [_]                     2. Approval of                             [_]      [_]       [_]
   Directors                                              appointment of Pricewaterhouse-
  (see reverse)                                           Coopers LLP as
For, except vote withheld from the following nominee(s):  independent auditors.

-------------------------------------------------------

------------------------------------------------------------------------
       The Board of Directors recommends a vote AGAINST proposal 3.
------------------------------------------------------------------------
                                               FOR    AGAINST    ABSTAIN
3. Abandonment of ANWR                         [_]      [_]        [_]
    Drilling Plans.


------------------------------------------------------------------------
                             SPECIAL ACTION
------------------------------------------------------------------------
Comments or change of address on reverse side.                     [_]


Receive future mailings via electronic mail.                       [_]


Will attend annual meeting.                                        [_]
----------------------------------------------------------------------

SIGNATURE(S) ______________________________________________________ DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

[LOGO OF ATLANTIC RICHFIELD COMPANY]

P                         Atlantic Richfield Company
R                 $3.00 Cumulative Convertible Preference Stock
O
X            Proxy Solicited on Behalf of the Board of Directors of
Y               the Company for the Annual Meeting on May 3, 1999

    The undersigned hereby constitutes and appoints Allan L. Comstock, Terry
    G. Dallas and Bruce G. Whitmore, and each of them, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of ATLANTIC RICHFIELD COMPANY to be held at ARCO Center, The Auditorium, 333 South Hope Street, Los Angeles, California on Monday, May 3, 1999, and at any adjournments thereof, on all matters coming before said meeting, including (1) the election of ten directors, (2) the approval of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year 1999 and (3) the consideration of the stockholders' proposal.

    Nominees for election as director:

     1. Frank D. Boren                       COMMENTS OR CHANGE OF ADDRESS
     2. Mike R. Bowlin                       ----------------------------------
     3. John Gavin                           ----------------------------------
     4. Kent Kresa                           ----------------------------------
     5. Arnold G. Langbo                     ----------------------------------
     6. David T. McLaughlin                  (If you have written in the above
     7. John B. Slaughter                    space, please mark the
     8. Gary L. Tooker                       corresponding box on the reverse
     9. Henry Wendt                          side of this card.)
    10. Gayle E. Wilson

You are encouraged to specify your choices by marking the          SEE
appropriate boxes, SEE REVERSE SIDE, but you need not mark       REVERSE
any boxes if you wish to vote in accordance with the Board of      SIDE
Directors' recommendations. This Proxy cannot be voted unless you sign and return it.




Broker Card--$3.00 Preference Stock [yellow]

[X]  Please mark your
     votes as in this
     example.


  This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR election of directors, FOR proposal 2 and AGAINST proposal 3.
------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Election of Directors and FOR proposal 2.
------------------------------------------------------------------------------------------------------------------------------------
                       FOR    WITHHELD                                                            FOR    AGAINST    ABSTAIN
1. Election of         [_]     [_]                     2. Approval of                             [_]      [_]       [_]
   Directors                                              appointment of Pricewaterhouse-
  (see reverse)                                           Coopers LLP as
For, except vote withheld from the following nominee(s):  independent auditors.

-------------------------------------------------------

------------------------------------------------------------------------
       The Board of Directors recommends a vote AGAINST proposal 3.
------------------------------------------------------------------------
                                               FOR    AGAINST    ABSTAIN
3. Abandonment of ANWR                         [_]      [_]        [_]
    Drilling Plans.


------------------------------------------------------------------------
                             SPECIAL ACTION
------------------------------------------------------------------------
Comments or change of address on reverse side.                     [_]


Receive future mailings via electronic mail.                       [_]


Will attend annual meeting.                                        [_]
----------------------------------------------------------------------

SIGNATURE(S) ______________________________________________________ DATE _____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.